Exhibit No. 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

Amendment Number 1

THIS AMENDMENT NUMBER 1 TO EMPLOYMENT AGREEMENT (“Amendment Number 1”) effective as of July 11, 2011 (the “Effective Date”), is by and between INNODATA ISOGEN, INC., a Delaware corporation (the “Company”), and JACK S. ABUHOFF (the “Executive”).

WHEREAS, the Company and the Executive originally entered into an employment agreement effective as of February 1, 2009 (the “Employment Agreement”);

WHEREAS, Paragraph 14(c) of the Employment Agreement provides that the Employment Agreement may be amended by written agreement of both parties thereto; and

WHEREAS, the Company and the Executive now desire to amend the Employment Agreement solely for purposes of compliance with the tax law requirements imposed by Section 409A of the Internal Revenue Code and the regulations and other guidance issued thereunder, with respect to the timing of severance payments that are conditioned upon the execution of a general release;

NOW, THEREFORE, the Company and the Executive hereby agree as follows, effective as of the Effective Date:

1.	Paragraph 7(f)(i)(B) of the Employment Agreement is hereby amended to read in its entirety as follows:

“(B) Upon the termination of the Executive’s employment with the Company the Executive executes a separation agreement and general release substantially similar to the separation agreement and general release attached hereto as Exhibit “A” (the “Release”) within the consideration period set forth in the Release and does not revoke his acceptance within the revocation period set forth in the Release. In such event, the payments and benefits set forth in Paragraph 7(f)(iii) will commence on the first regularly scheduled payroll date of the Company occurring at least fifteen (15) days after the Company’s receipt of the executed Release and in no event more than sixty (60) days from the date of termination of the Executive’s employment with the Company; provided, however, that in the event such sixty (60) day period spans more than one (1) tax year of the Executive, such payments shall commence on the first applicable regularly scheduled payroll date of the Company occurring in the  latter of such tax years.”

2.	Exhibit “A” to the Employment Agreement is hereby amended and restated in its entirety and attached hereto an Appendix 1.

Except as expressly modified by this Amendment Number 1, all other terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect. In the event of any inconsistency between the terms and conditions of this Amendment Number 1 and the terms and conditions of the Employment Agreement, the terms and conditions of this Amendment Number 1 will govern and control.

IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement on the date indicated below.

Innodata Isogen, Inc.		Jack S. Abuhoff

By:	/s/ Amy R. Agress	/s/ Jack Abuhoff
Name:	Amy Agress	Date:	July 12, 2011
Title:	VP and General Counsel
Date:	July 12, 2011

Appendix 1

Exhibit “A”
AGREEMENT AND GENERAL RELEASE

INNODATA ISOGEN, INC.  ("Employer")  [Address] and Jack Abuhoff [Address], his heirs, executors, administrators, successors, and assigns (collectively referred to throughout this Agreement and General Release as "Executive"), agree that:

1. Last Day of Employment. Executive's last day of employment with Employer is/was ___________________ (the "Termination Date"). Without regard to whether Executive executes this Agreement and General Release, in accordance with the terms of the Employment Agreement between Executive and Employer dated as of ________________ (the "Employment Agreement"), Executive shall be paid, or shall have been paid, by no later than the next regularly-scheduled pay period following the Termination Date, all Base Salary (as defined in the Employment Agreement) accrued through the Termination Date, accrued but unused vacation days through the Termination Date and business expenses incurred through the Termination Date. In accordance with the terms of the Employment Agreement, Executive shall be paid, or shall have been paid all Bonus (as defined in the Employment Agreement) accrued through the Termination Date, in accordance with the general policies and procedures for payment of incentive compensation to senior executive personnel of Employer, without regard to whether Executive executes this Agreement and General Release. [May be modified to reflect any additional benefits or monies owed to Executive as of the Termination Date.]

2. Consideration. In accordance with the terms of the Employment Agreement and as consideration for this Agreement and General Release and Executive's compliance with Paragraphs 8, 9, 10 and 12 of the Employment Agreement, Employer agrees:

a. to provide Executive with the monies and benefits set forth in Paragraph 7(f)(iii) of the Employment Agreement; and

b. [other consideration, if any].

3. No Consideration Absent Execution of this Agreement. Executive understands and agrees that he would not receive the monies and/or benefits specified in Section 2 above, except for his execution of this Agreement and General Release and the fulfillment of the promises contained herein and in Paragraphs 8, 9, 10 and 12 of the Employment Agreement. Employer reserves the right to commence litigation to enforce Executive's compliance with Paragraphs 8, 9, 10 and 12 of the Employment Agreement, in addition to Executive's compliance with the promises set forth in this Agreement and General Release.

4. General Release of Claims. Executive knowingly and voluntarily releases and forever discharges, to the full extent permitted by law, Employer, its parent corporation, affiliates, subsidiaries, divisions, predecessors, successors and assigns and the current and former employees, officers, directors and agents thereof, individually and in their corporate capacities, and their employee benefit plans and programs and their administrators and fiduciaries (collectively referred to throughout the remainder of this Agreement and General Release as "Releasees"), of and from any and all claims, known and unknown, asserted and unasserted, Executive has or may have against Releasees as of the date of execution of this Agreement and General Release arising out of his employment or the termination of his employment with Employer, including, but not limited to, any alleged violation of:

o     Title VII of the Civil Rights Act of 1964, as amended;

o     The Civil Rights Act of 1991;

o     Sections 1981 through 1988 of Title 42 of the United States Code, as amended;

o     The Employee Retirement Income Security Act of 1974, as amended;

o     The Immigration Reform and Control Act, as amended;

o     The Americans with Disabilities Act of 1990, as amended;

o     The Age Discrimination in Employment Act of 1967, as amended;

o     The Workers Adjustment and Retraining Notification Act, as amended;

o     The Occupational Safety and Health Act, as amended;

o     The Sarbanes-Oxley Act of 2002;

o     the New York State Constitution and amendments thereto;

o     the New York State Human Rights Law;

o     the New York Executive Law, Art. 15 ss. 290 et seq.;

o     the New York Minimum Wage Law;

o     the New York Labor Law, Art. 19, ss. 657 et seq.;

o     the New York Wage and Hour Laws and the New York Wage Payment Laws;

o     the New York Labor Laws, Art. 6, ss.ss. 190-199 et seq.;

o     the New York City Human Rights Law;

o     the New York City Admin. Code ss. 8-101 et seq.;

o     the New York City Civil Rights Act;

o     the New York Non-Discrimination for Legal Activities Law;

o     the New York Labor Law ss. 201-d;

o     the New York Whistleblower Law, Labor Law ss. 740, et seq.;

o     the New York Occupational Safety and Health Laws;

o     the New York Workers' Compensation Laws;

o     New Jersey Law Against Discrimination - N.J. Rev. Stat. ss.10:5-1 et seq.;

o     New Jersey Statutory Provision Regarding  Retaliation/Discrimination for  Filing  a Workers'   Compensation  Claim  -  N.J.  Rev.  Stat.  ss.34:15-39.1 et seq.;

o     New Jersey Family Leave Act - N.J. Rev. Stat. ss.34:11B-1 et seq.;

o     New Jersey Smokers' Rights Law - N.J. Rev. Stat. ss.34:6B-1 et seq.;

o     New Jersey Equal Pay Act - N.J. Rev. Stat. ss.34:11-56.1 et seq.;

o     New Jersey Genetic  Privacy Act - N.J. Rev.  Stat.  Title 10, Ch. 5, ss.10:5-43 et seq.;

o     New Jersey  Conscientious  Employee  Protection  Act  (Whistleblower Protection) - N.J. Stat. Ann. ss.34:19-3 et seq.;

o     The New Jersey Wage Payment and Work Hour Laws;

o     The New Jersey Public Employees' Occupational Safety and Health Act- N.J. Stat. Ann. ss.34:6A-25 et seq.;

o     New Jersey Fair Credit Reporting Act;

o     New Jersey laws  regarding  Political  Activities of Employees,  Lie Detector   Tests,   Jury   Duty,   Employment  Protection,  and Discrimination;

o     Any other  federal,  state or local civil or human rights law or any other local, state or federal law, regulation or ordinance;

o     Any public policy, contract, tort, or common law; or

o     Any claim for costs,  fees, or other expenses  including  attorneys' fees.

Nothing herein shall prevent Employee from seeking to enforce the terms of the Employment Agreement or this Agreement and General Release or from seeking to obtain benefits to which he is lawfully entitled under the terms of any Employer benefit plan of which he is a participant.  This Agreement and General Release shall not constitute a waiver of rights to the extent such waiver is prohibited by law.

[If base salary, bonus, vacation pay, expense reimbursement and workplace injury/leave issues are not in dispute, Innodata Isogen will seek affirmations from Executive relating to these issues.]

5. Non-Disparagement.

(a) Executive agrees not to defame, disparage or demean Employer, its officers and directors, in any manner whatsoever, provided that nothing contained herein shall prevent Executive from providing truthful information about the Company in connection with any legal proceeding or to the extent compelled to do so by law.

(b) Employer's officers and directors agree not to defame, disparage or demean Executive in any manner whatsoever, provided that nothing contained herein shall prevent Employer from providing truthful information about Executive in connection with any legal proceeding or to the extent compelled to do so by law.

6. Confidentiality. Executive agrees not to disclose any information concerning the consideration being paid to him under Section 2 hereof, except to his immediate family members, tax advisor, financial advisor and attorneys.

7. Governing Law and Interpretation. This Agreement and General Release shall be governed and conformed in accordance with the laws of the state in which Executive was employed at the time of his last day of employment without regard to its conflict of laws provision. In the event the Executive or Employer breaches any provision of this Agreement and General Release, Executive and Employer affirm that either may institute an action to specifically enforce any term or terms of this Agreement and General Release. Should any provision of this Agreement and General Release be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement and General Release in full force and effect.

8.  Nonadmission of Wrongdoing.  The parties agree that neither this Agreement and General Release nor the furnishing of the consideration for this Release shall be deemed or construed at anytime for any purpose as an admission by either party of any liability or unlawful conduct of any kind.

9.  Amendment.  This Agreement and General Release may not be modified, altered or changed except upon express written consent of both parties wherein specific reference is made to this Agreement and General Release.

10. Revocation. Executive may revoke this Agreement and General Release for a period of seven (7) calendar days following the day he executes this Agreement and General Release. Any revocation within this period must be submitted, in writing, to ____________ [Identify Company representative] and state, "I hereby revoke my acceptance of our Agreement and General Release." The revocation must be personally delivered to _________________ [Identify Company representative] or his designee, or mailed to ____________________ [Identify Company representative] and postmarked within seven (7) calendar days of execution of this Agreement and General Release. This Agreement and General Release shall not become effective or enforceable until the revocation period has expired. If the last day of the revocation period is a Saturday, Sunday, or legal holiday in the state in which Executive was employed at the time of his last day of employment, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday, or legal holiday.

11. Entire Agreement. This Agreement and General Release sets forth the entire agreement between the parties hereto with regard to the subject matter hereof. Notwithstanding this Section, Paragraphs 8, 9, 10, 11, 12 and 14 of the Employment Agreement, as well as Paragraph 7 to the extent that payments to Executive have not been made in accordance with Section 2 of this Agreement and General Release, shall remain in full force and effect pursuant to Paragraph 14(i) of the Employment Agreement. Executive acknowledges that he has not relied on any representations, promises, or agreements of any kind made to him in connection with his decision to accept this Agreement and General Release, except for those set forth in the Employment Agreement and this Agreement and
General Release.

12. Facsimile/Photocopy. A signed facsimile or photocopy of this Agreement and General Release shall have the same force and effect as an original.

EXECUTIVE IS HEREBY ADVISED THAT HE HAS UP TO TWENTY-ONE (21) CALENDAR DAYS TO REVIEW THIS AGREEMENT AND GENERAL RELEASE AND TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS AGREEMENT AND GENERAL RELEASE.

EXECUTIVE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT AND GENERAL RELEASE DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.

HAVING ELECTED TO EXECUTE THIS AGREEMENT AND GENERAL RELEASE, TO FULFILL THE PROMISES AND TO RECEIVE THE SUMS AND BENEFITS IN PARAGRAPH "2" ABOVE, EXECUTIVE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS HE HAS OR MIGHT HAVE AGAINST RELEASEES.

IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Agreement and General Release as of the date set forth below:

EXECUTIVE	INNODATA ISOGEN, INC.

By:
JACK ABUHOFF
[Name and Title of Person Signing]

Date:	Date:

Jack Abuhoff
[address]

Re: Agreement and General Release

Dear Mr. Abuhoff:

This letter  confirms  that on  ________________  [date], I personally delivered  to you the enclosed Agreement  and General  Release.  You have until _______________  [21 days after receipt by employee. Add extra days if the 21st day ends on a non-business day] to consider this Agreement and General Release, in which you waive important   rights, including those under the Age Discrimination in Employment Act of 1967. To this end, we advise you to consult with an attorney of your choosing  prior to executing this Agreement and General Release.

Very truly yours,

INNODATA ISOGEN, INC.